                                                                       Exhibit 2

                           STOCK PURCHASE AGREEMENT


This Agreement ("Agreement") entered into as of November 16th, 2001, is by and
                                                         ----
among Dynamic Health Products, Inc., a Florida corporation ("Seller" or "Corporation"), Dynamic Life Korea, Ltd. ("DLK"), a foreign subsidiary of the Seller and those persons who are signatories hereto (collectively referred herein to as "Purchaser").

WHEREAS, the Corporation presently has authorized a single class of common stock of which 20,000 shares; and

WHEREAS, the Shares are the only issued and outstanding capital stock of the Corporation; and

WHEREAS, Purchaser desires to purchase from Sellers and Sellers desire to sell to Purchaser all of the Shares on the terms and subject to the conditions set forth herein

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.  Purchase of Shares.
---------   ------------------

1.1   Purchase of Shares. Subject to the terms and conditions set forth herein,
      ------------------
simultaneously with the execution hereof by all parties, Sellers will sell all of the Shares to Purchaser and Purchaser will purchase all of the Shares from Sellers, said Shares constituting one hundred percent (100%) of all of the issued and outstanding capital stock of the Corporation as of the Closing.

1.2   Consideration. In consideration of the sale of the Shares by Sellers to
      -------------
Purchaser, Purchaser will execute a long term note in the amount of $1,000,000 USD to be paid over a three year period to be paid from the profits of DLK. See Exhibit "A3".
-----------

Section 2.   Representations and Warranties of the Corporation and Sellers.  As
---------    -------------------------------------------------------------
a material inducement to Purchaser to enter into this Agreement and purchase the Shares, Sellers and the Corporation, jointly and severally, represent and warrant that:

2.1   Organization and Corporate Power. The Corporation is a corporation duly
      --------------------------------
incorporated and validly existing under the laws of the state of Florida. The Corporation has all requisite corporate power and authority necessary to own its properties. The copies of the Corporation's charter documents and bylaws have been furnished to Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

2.2   Capital Stock and Related Matters. The authorized capital stock of the
      ---------------------------------
Corporation consists of 20,000 shares of common stock, 5,000 of which are issued and outstanding and are owned, beneficially and of record, by Sellers and no other stock of the Corporation is issued and outstanding. The Corporation does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its stock. The Corporation is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. All of the outstanding shares of the Corporation's capital stock are validly issued, fully paid, and nonassessable. Sellers have, and upon purchase thereof pursuant to the terms of this Agreement Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

2.3   No Undisclosed Liabilities.  Neither the Corporation nor any of the
      --------------------------
property of the Corporation is subject to any material liability or obligation.

2.4   Ownership of Trade Names.  The Company is the owner of all right, title,
      ------------------------
and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office arc currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' knowledge, no such action is threatened with respect to any of the Marks. To Sellers' knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to Sellers' knowledge, has been challenged or threatened in any way. None of the Marks used by the Corporation infringes or is alleged to infringe any tradename, trademark, or servicemark of any third party.

2.5   Litigation. There are no actions, suits, proceedings, orders,
      ----------
investigations, or claims pending or, to the best of Sellers' and the Corporation's knowledge, overtly threatened against the Corporation or any property of either, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Corporation is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Sellers' and the Corporation's knowledge, any governmental investigations or inquiries; and, to the best knowledge of Sellers' and the directors and responsible officers of the Corporation, there is no basis for any of the foregoing.

2.6   Tax Matters.  (i) The Corporation has prepared in a substantially correct
      -----------
manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed by it and has paid all taxes shown as due thereon; and (ii) no taxing authority has asserted any deficiency in the payment of any tax or informed the Corporation that it intends to assert any such deficiency or to make any audit or other investigation of the Corporation for the purpose of determining whether such a deficiency should be asserted against the Corporation.

2.7   Disclosure. This Agreement does not contain any untrue statement of a
      ----------
material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. No Seller has intentionally concealed any fact known by such person to have a material adverse effect upon the Corporation's assets.

2.8   Power of Attorney.  No material power of attorney or similar authorization
      -----------------
given by the Corporation is presently in effect.

2.9   Agreements and Commitments.  Except for this Agreement, the Company is a
      --------------------------
party to no agreement, contract, instrument, and commitment (including license agreements).

2.10  Property.  The Company owns no property other than the marks and product
      --------
formulations.


2.11  Investment Representations
      --------------------------

      2.11.1 Sellers are acquiring the Purchaser's Shares for their own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Purchaser's Shares.

      2.11.2 During the course of the negotiation of this Agreement, Seller's have reviewed all information provided to them by the Purchaser and have had the opportunity to ask questions of and receive answers from representatives of the Purchaser concerning the Purchaser, the Purchaser's Shares, and this purchase, and to obtain certain additional information requested by Sellers.

Section 3.   Representations and Warranties of Purchaser.  As a material
---------    -------------------------------------------
inducement to Sellers to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to Sellers as follows:

3.1   Organization: Power. Purchaser is an individual and citizen of South Korea
      -------------------

3.2   Authorization. The execution, delivery, and performance by Purchaser of
      -------------
this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

3.3   No Conflict with Other Instruments or Agreements.  The execution,
      ------------------------------------------------
delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

Section 4.   Covenants of the Corporation and Sellers.
---------    ----------------------------------------

4.1   Action After the Closing. Upon the reasonable request of any party hereto,
      ------------------------
will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

      4.1.1  Resignations of each of the directors of the Corporation;

      4.1.2  Provisions relating to delivery of Corporate books and records;

Section 5.   Closing.
---------    -------

5.1   Time. Place and Manner of Closing. The closing ("Closing") will be
      ---------------------------------
effective simultaneously with the execution hereof.   At the Closing the Sellers
will deliver certificates evidencing the Shares, duly endorsed for transfer. Purchaser shall increase capital in DLK in the amount of 300,000 Won (kr) with the proceeds from the sale of his restaurant within a reasonable time after the Closing. After the Closing, Sellers, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the Shares.

5.2   Consummation of Closing.  All acts, deliveries, and confirmations
      -----------------------
comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Corporation and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Corporation on the date of the Closing.

Section 6.    Miscellaneous Provisions.
---------     ------------------------

6.1   Amendment and Modification. Subject to applicable law, this Agreement may
      --------------------------
be amended, modified, or supplemented only by a written agreement signed by Purchaser and Sellers.

6.2   Waiver of Compliance: Consents
      ------------------------------

      6.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of; or estoppel with respect to, any subsequent or other failure.

      6.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

6.3   Titles and Captions. All section titles or captions contained in this
      -------------------
Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

6.4   Entire Agreement. This Agreement contains the entire understanding
      ----------------
between and ainong the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

6.5   Agreement Binding.  This Agreement shall be binding upon the heirs,
      -----------------
executors, administrators, successors and assigns of the parties hereto.

6.6   Attornev Fees. In the event an arbitration, suit or action is brought by
      -------------
any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

6.9   Governing Law. This Agreement shall be governed by and construed in
      -------------
accordance with the laws of the State of Florida.

6.10  Arbitration.  If at any time any dispute, difference, or disagreement
      -----------
shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

6.11  Presumption.  This Agreement or any section thereof shall not be construed
      -----------
against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.12  Further Action. The parties hereto shall execute and deliver all
      --------------
documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.13  Parties in Interest.  Nothing herein shall be construed to be to the
      -------------------
benefit of any third party, nor is it intended that any provision shall be for the benefit of any third parry.

6.14  Savings Clause.  If any provision of this Agreement, or the application of
      --------------
such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

6.15  Survival of Representations and Warranties.  All representations and
      ------------------------------------------
warranties of the parties shall survive the Closing.

Seller:                                          Purchaser:

Date:  November 30, 2001                         Date:  November 15, 2001
     ----------------------------------------         ------------------------

Name: Mr. Jugal K. Taneja                        Name: Mr. Y.J. Lee
     ----------------------------------------         ------------------------

Title: Chairman, Dynamic Health Products, Inc.   Title: Individual
      ---------------------------------------          -----------------------

Signature: /s/ Jugal K. Taneja                   Signature: /s/ Y.J. Lee
          -----------------------------------              -------------------

                                                 Citizenship #: 661216-1789916
                                                               ---------------

                                  EXHIBIT "A"

                              SECURITY AGREEMENT


DEBTOR(S):                                  SECURED PARTY:

Mr. YJ Lee (individual); &                  DYNAMIC HEALTH PRODUCTS, INC.
                                            6925 112/th/ Circle North, Suite 101
                                            Largo, FL 33773
DYNAMIC LIFE KOREA,LTD.
1F Dongnam B/D 997-11 Deachi 3 Dong
KangNam Gu, Seoul South Korea

Date: November 15, 2001
      -----------------------------


      1. For valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the Secured Obligations (as hereinafter defined), the undersigned (whether one or more than one, hereinafter referred to as "Debtor") hereby grants, bargains, sells, conveys, assigns, and sets over to the Secured Party named above (hereinafter referred to as "Secured Party"), and grants to Secured Party a security interest in, the following property and rights of Debtor:

(Accounts)    all accounts, general intangibles, instruments, and chattel paper, arising from or relating intangibles to the Real Property (as hereinafter defined), whether now owned or hereafter instruments acquired by Debtor and whether now existing or hereafter arising, and all proceeds of the chattel paper) foregoing, whether cash or noncash, including returned and repossessed; goods; and


(Equipment)

              all equipment, including without limitation, all machinery; signs and displays; all heating, air conditioning, lighting, incinerating and power equipment; all engines, compressors, pipes, pumps, tanks, motors, conduits, wiring and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus; all boilers, furnaces, oil burners, vacuum cleaning systems, elevators, and escalators; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, ice-making machines, cabinets, and partitions; all rugs, draperies, linens, and carpets; all laundry equipment; all building materials; computers, computer software and hardware, televisions, stereos, and radio equipment (including satellite transmission receiving equipment), office equipment, and office supplies (including stationery, letterheads, billheads, and items of a similar nature); furniture, furnishings, fixtures, and motor vehicles, and all replacements thereof, located in or on, or attached to, and used or intended to be used in connection with or the operation of that certain real property located in Seoul, South Korea and more particularly described in Exhibit A1 attached
                                                             ----------
              hereto and made a part hereof ("Real Property"), and all accessories, additions, attachments and other goods now or hereafter installed in or affixed thereto or used in connection therewith, whether any of the foregoing is now owned or hereafter acquired by Debtor, and all proceeds thereof (but inclusion of proceeds shall not be deemed to imply that Secured Party authorizes the sale or other transfer or disposition of any such equipment);

(All of the property and rights described above (as applicable) are sometimes hereinafter referred to collectively as "the Collateral")

2. This agreement, and the security interest herein granted, secures the payment and performance of every loan/note and other extension of credit hereto, now, or hereafter made to the Debtor by Secured Party, any extensions or renewals thereof, all interest due or to become due to Secured Party on each such loan or other extension of credit, every note or other writing now or hereafter evidencing the obligation of Debtor to repay any such loan or other extension of credit and/or the interest thereon, every guaranty of payment or collection of the debt of another heretofore, now, or hereafter entered into by Debtor with Secured Party, every lease of personal property heretofore, now, or hereafter entered into by Debtor with Secured Party, the payment and performance of all Debtor's obligations under this agreement, and all other indebtedness and other obligations of Debtor to Secured Party, including all sums paid to Secured Party for Debtor's account by Debtor or any other person which are later recovered back from Secured Party by Debtor or any creditor of Debtor or any representative of Debtor or of Debtor's creditors, such as a trustee in bankruptcy, whether any of the foregoing debts and other obligations are joint or several, primary or secondary, direct or indirect, otherwise secured or unsecured, whether originally payable or owed to Secured Party or acquired by Secured Party from another (the terms "with Secured Party" and "by Secured Party" in this sentence being expressly intended to include Secured Party's assignors and predecessors in interest), and whether now existing or hereafter incurred prior to termination of this agreement as hereinafter provided. (All of the debts and other obligations described in the preceding sentence are hereinafter referred to collectively as the "Secured Obligations.")

3.   Debtor represents and warrants to Secured Party that:

     (a) Debtor's equipment is kept or stored only at the address shown below Debtor's name at the beginning of this agreement.

(Failure to list any address where equipment is kept shall not limit Secured Party security interest, which covers all equipment of Debtor, wherever located.)

Debtor agrees not to keep or store any equipment at any address other than those set forth above except upon not less than 10 days' advance notice in writing to Secured Party and upon compliance with the remaining terms of this agreement.

     (b) The address where the records concerning Debtor's accounts are kept and the address of Debtor's chief executive office is the address shown below Debtor's name at beginning of this Agreement. Debtor agrees not to change the address where the records concerning Debtor's accounts are kept or the address of Debtor's chief executive office except upon not less than 10 days' advance notice in writing to Secured Party and compliance with the remaining terms of this agreement.

     (c) If Debtor is a corporation, Debtor is duly organized and existing in good standing under the laws of the state of its incorporation and is duly qualified and in good standing in every other state in which the nature of its business or the ownership of its properties makes qualification necessary.

     (d) If Debtor is a corporation, the execution, delivery, and performance of this agreement are within Debtor's corporate powers, have been duly authorized, are not in contravention of law or the terms of debtor's certificate of incorporation, by-laws, or other incorporation papers, or of an indenture, agreement, or undertaking to which Debtor is a party or by which Debtor is bound.

     (e) Except for the security interest granted herein, and except as otherwise noted in writing hereon or on schedule attached hereto, Debtor is, and, as to Collateral acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance.

4.   Debtor agrees with Secured Party as follows:

     Debtor will maintain insurance at all times with respect to all equipment against risk of fire (including so called extended coverage), theft, water damage and such other risks as Secured Party may require from time to time and, in the case of motor vehicles, against risk of collision and vandalism, in such form, for such perils, and written by such companies as may be satisfactory to Secured Party. Secured r~ shall be named as loss payee under such policies of insurance. Debtor may furnish such insurance through an existing policy or a policy independently obtained and paid for Debtor. All policies of insurance shall provide for a minimum often (10) days written notice to Secured Party before cancellation. At request of Secured Party, Debtor will deliver such policies, or at Secured Party's option, certificates thereof, to Secured Party to be held by it. Debtor hereby appoints Secured Party the attorney-in-fact for Debtor for purposes of obtaining, adjusting, settling, and canceling such insurance and of endorsing in Debtor's name and giving receipt for checks and drafts issued in payment of losses and as return premiums. In the event Debtor fails to provide any insurance as required herein, Secured Party may, at its option, purchase such insurance or, at Secured Party's option after 10 days' notice to Debtor, insurance covering only Secured Party's interest in the equipment. Debtor agrees to reimburse Secured Party on demand for the cost of such insurance. Debtor hereby assigns all insurance policies at any time covering the equipment and all return or unearned premiums thereon to Secured Party as additional collateral for the Secured Obligations.

5.   Debtor hereby agrees with Secured Party as follows:

     (a) For the consideration recited in paragraph I above, Debtor hereby leases to Secured Party, during the term of this agreement, all file cabinets, books, ledgers, microfilm, microfiche, magnetic tapes, magnetic discs, and other information retrieval or storage systems, on which, any Debtor's records concerning its accounts, general intangibles, instruments, and chattel paper, are kept or stored. Debtor agrees to deliver all of the foregoing property, or any part thereof specified by Secured Party, to Secured Party upon request. Debtor agrees that Secured Party may come on any premises where any of such property is located at any reasonable time to take possession of such property by Secured Party will not constitute a trespass to, or a conversation of, any such property.

     (b) Weekly, Monthly, or at such other intervals as Secured Party shall designate, Debtor will deliver to Secured Party lists and aging of all of Debtor's accounts in such form, and in such detail, as Secured Party shall require, together with copies of invoices, delivery receipts, bills of lading, and such other documents in shall require.

     (c) If any of the accounts arise out of contracts with the United States, South Korea or any other country or agency thereof, Debtor agrees to notify Secured Party thereof and to execute such documents as shall be necessary to permit Secured Party to perfect its right to receive payment under the Federal Assignment of Claims Act.

     (d) Upon request of secured Party, Debtor will purchase insurance covering the loss of, and cost of reconstruction of; Debtor records of its accounts, general intangibles, chattel paper and instruments, such insurance to be issued by an insurer acceptable to Secured Party contain such coverage provisions as Secured Party shall request.

6.   Debtor hereby covenants, represents, and warrant as follows:

     (a) Debtor agrees to keep all records concerning the Collateral in a fireproof and safe place and, upon request of Secured Party, to make sure records available to Secured Party, its agents, attorneys, and accountants, at any reasonable time and without hindrance or delay to allow Secured Party to inspect, audit, check or make extracts from such records.

     (b) Debtor hereby represents, warrants and agrees with Secured Party that:
(i) except as otherwise noted in writing hereon or in a schedule attached to this agreement), Debtor is the owner of the Collateral, free and clear of all liens and encumbrances, and has the full right and power to transfer the Collateral to Secured Party and to grant to Secured Parry the security interest provided in this agreement; (ii) Debtor will not make any other assignments of the Collateral, nor create any other security interest therein, nor permit any other financing statement to be filed in any public office with respect thereto (except as otherwise expressly agreed in writing by Secured Party), nor permit either Debtor's or Secured Party's rights therein to be reached by attachment, levy, garnishment, or other judicial process; (iii) each debt owing to Debtor which is a part of the Collateral and all names of all account debtors, amounts owing, due dates, and other facts appearing on Debtor's records relating thereto, are true, correct and genuine and are what they purport to be, and each such debt arises out of a bona fide sale of goods or other property sold and delivered to, or out of services heretofore rendered by Debtor to, the account debtors so indicated, and the amount of each debt is unconditionally owed to Debtor by each such account debtor, except for normal cash discounts, and is not subject to any offset, credit, deduction, or counterclaim, and Debtor is the sole owner thereof; (iv) Debtor will promptly notify Secured Party in writing in the event any such account debtor refuses to accept or returns any goods which are the subject of any debt owed to Debtor which is a part of the Collateral, and of the bankruptcy, insolvency, or cessation of business of or by any such account debtor, and of any claim asserted against Debtor for credit allowance, adjustment, offset or counterclaim by any such account debtor; (v) Debtor agrees not to sell or otherwise dispose of any equipment except worn out or obsolete equipment which are immediately replaced with other equipment of equivalent function and of equal or greater value (and if a motor vehicle, upon which the lien of Secured Party has been properly noted on the certificate of title therefor); and (vi) Debtor agrees not to sell, collect, assign, negotiate, or otherwise transfer any of Debtor's accounts, general intangibles, instruments, or chattel paper outside the ordinary course of Debtor's business as conducted on the date of this agreement.

     (c) Debtor hereby irrevocably makes, constitutes, and appoints Secured Party and any of its officers or designees as Debtor's true and lawful attorney-in-fact with fill power and authority to do any and all acts necessary or proper to carry out the intent of this agreement, including, without limitation, the right, power and authority (i) to receive and give receipt for any amounts due or to become due to Debtor on account of the Collateral and to endorse and negotiate in the name of Debtor any check or other item issued in payment or on account thereof, and in the name of Secured Party or of the Debtor to enforce by suit or otherwise, compromise, settle, discharge, extend the time of payment, file claims or otherwise participate in bankruptcy proceedings, and otherwise deal in and with the collateral and any proceeds thereof; (ii) to open mail addressed to Debtor, remove any Collateral or proceeds of the Collateral therefrom, and deliver the remainder of such mail to Debtor; and (iii) to do all acts and things deemed by Secured Party to be appropriate to protect, preserve and realize upon Secured Party's security interest hereunder; but Secured Party shall not be under any duty to exercise such authority or power or in any way responsible for collecting or realizing upon the Collateral. Debtor hereby ratified and confirms all that Secured Party, its officers or designees, shall do as such attorney-in-fact by virtue of the foregoing powers, which power is coupled with an interest and are irrevocable until this agreement has been terminated as hereinafter provided.

     7. (a) Debtor shall do, make execute, and deliver to secured Party all such additional and further acts, things, assignments, assurances, and instruments as Secured Party may require to more completely vest in and assure to Secured Party its rights hereunder and in or to the Collateral and the proceeds thereof. Debtor will deliver all instruments, documents, and chattel paper which constitute a part of the Collateral to Secured Party upon request, duly endorsed by Debtor to the order of Secured Party or in blank in form satisfactory to Secured Party.

          (b) Debtor will pay promptly when due all taxes and assessments upon the Collateral or any note or notes evidencing the Secured obligations. At its option, Secured Party may discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral or any part thereof and may pay for the maintenance and preservation of the Collateral, but Secured Party shall not be under any duty to exercise any such authority. Debtor agrees to reimburse Secured Party, upon demand, for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization.

          (c) All sums expended by Secured Party which debtor is obligated to reimburse Secured Party under this agreement shall bear interest from the date reimbursement is due until the date paid at the rate provided in the note evidencing the Secured Obligation with respect to which the sum was expended by Secured Party, or if no single such note exists or is identifiable, then at the rate which is two percentage points in excess of the average of the prime rates of the three largest banks in New York City three business days before the expenditure was made, but in any event not more than the maximum rate allowed by law. All such sums and the interest thereon shall be secured by the security interest granted in this agreement.

     8. Any or all of the option of Secured Party and notwithstanding the stated maturity date of any such Secured obligation, become immediately due and payable without notice or demand upon the occurrence of any of the following events, each of which shall constitute a default hereunder:

     (a) Debtor's failure to pay or perform as and when due of the Secured Obligations or any note evidencing the same;

     (b) Debtor's failure to pay or perform as and when due any covenant contained in this agreement or if any warranty or representation made or any writing furnished to Secured Party by or behalf of Debtor in or in connection with this agreement is breached or is false or inaccurate in any material respect when made or furnished;

     (c) Any event occurs which results in the acceleration of the maturity of any indebtedness of Debtor to others under any indenture, agreement, or undertaking;

     (d) Loss, theft, damage, or destruction of any material part of the Collateral, or any levy, seizure, garnishment or attachment thereof or thereon;

     (e) Death dissolution, termination of existence, insolvency, cessation or business, or appointment of a receiver for any part of the property of; general assignment for the benefit of creditors by, or the commencement of any guarantor of surety for Debtor on any of the Secured Obligations.

     9. Upon the occurrence of any event of default set forth in the proceeding paragraph, and at any time thereafter, Secured Party shall have the right to take possession of all or any part of the Collateral and, with or without taking possession thereof; to sell the Collateral at one or more public or private sales, at Secured Party's option and collect the accounts, instruments, chattel paper. and general intangibles which are a part of the Collateral. At Secured Party's request, Debtor agrees to assemble the Collateral and to make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Debtor waives any notice of sale or other disposition of the Collateral and agrees that notice of sale or other disposition of the Collateral hereunder, or any part thereof, which cannot be waived shall be sufficient if such notice is delivered to Debtor or mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement, or such other address as Debtor shall have furnished Secured Party in writing for such purpose, at least ten (10) calendar days before the reasonable attorneys' and paralegal' fees incurred or paid by Secured Party in protecting or enforcing the Secured Obligations and the rights of Secured Party hereunder, including Secured Party's right to take possession of and sell or dispose of the Collateral, and in repossessing and storing the Collateral, preparing the Collateral for sale, advertising and conducting such sale, and collecting the proceeds of such sale. Payment of all such expenses and the interest thereon shall be secured by the Security interest granted in this agreement. The proceeds of any sale or other disposition or collection of the Collateral shall be applied, first to the payment of all costs and expenses incurred by Secured Party in connection with such sale or other realization including, without limitation, attorney's fees as specified above and all costs of litigation, and to the repayment of all advances made by Secured Party hereunder for the account of Debtor and the payment of all costs and expenses paid or incurred by Secured Party in connection with this agreement or in the exercise of any right or remedy hereunder or under applicable law, to the extent that such advances, costs and expenses have not previously been paid to Secured Party upon demand to debtor therefor; second, the payment of the Secured Obligation in such order as Secured Party may elect; and third, to Debtor, or the person then entitled thereto, or as a court of competent jurisdiction may direct. No sale or other disposition of any of the Collateral shall extinguish any of the Secured Obligations except to the extent that the net proceeds of such sale or disposition are applied thereto. Debtor will remain obligated to pay any deficiency.

     10. Secured Party shall have the right to set off the Secured Obligations against any indebtedness or liability of Secured Party to Debtor at any time existing. as additional security for the Secured Obligations debtor hereby transfers and assigns to Secured Party, and grants to Secured Party a security interest in, all account balances, credits, deposits, and rights of withdrawal of Debtor with Secured Party, whether now owned or hereafter acquired, and whether jointly or severally held, and Debtor agrees that Secured Party shall have a lien upon and security interest in all property of Debtor of every kind now or hereafter in the possession or control of Secured Party for any reason.

     11. (a) Secured Party's rights and remedies hereunder, under other agreements or instruments, and under applicable law (including the Uniform Commercial Code) are cumulative and may be exercised successively or concurrently. Secured Party shall not be deemed to have waived any of its rights hereunder, under any other agreement or instrument, or under law except in a writing signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver thereof, and a written waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

          (b) Whenever there is no outstanding Obligation and no commitment on the part of Secured Party under any agreement which might give rise to Secured Obligation, Secured Party will deliver to Debtor a written termination of this agreement upon written request therefor from Debtor. Prior to such termination this shall be a continuing agreement in every respect.

          (c) This agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the state where the address of Secured Party set forth above is located. This agreement is effective when signed by Debtor and delivered to Secured Party, and binds Debtor and inures to the benefit of Secured Party and their respective heirs, successors, and assigns. The provisions of this agreement are severable, and the invalidity or unenforceability of any provision hereof shall not affect the remaining provisions of this agreement.

          (d) All terms used in this agreement which are not expressly defined herein shall have the meaning, if any, assigned to them in Article 9 of the Uniform Commercial Code.

          (e) Time is of the essence of every provision of this agreement.

IN WITNESS WHEREOF, Debtor has executed this agreement under seal, or the officers or agents of Debtor thereunto duly authorized have executed this agreement on behalf of Debtor, on or as of the date set forth above.

Witness:                               Debtor(s):



/s/ Na Song Wook                       /s/ Y.J. Lee
-----------------------------          ------------------------------------
Na Song Wook, Sales Director           By: Mr. Y.J. Lee
-----------------------------
(Print or Type Name                    Title: Individual
                                       Date: November 15, 2001
                                             ------------------------------
                                       Citizenship #: 661216-1789916
                                                      ---------------------
                                       Date: November 15, 2001
                                             ------------------------------
                                       Personal Dojang:

                                                      &

                                       /s/ Y.J. Lee
                                       ------------------------------------
                                       By: Mr. Y.J. Lee, General Director
                                       Company: Dynamic Life Korea, Ltd.
                                       Date: November 15, 2001
                                             ------------------------------
                                       Company Dojang:

                                 EXHIBIT "A1"

                    DYNAMIC LIFE KOREA, LTD./MR. Y.J. LEE
                     1F Dongnam B/D 997-11, Daechi 3 Dong,
                        KangNam Gu, Seoul, South Korea

                           DESCRIPTION OF COLLATERAL

     All Debtor's presently owned or hereafter acquired fixtures, equipment) machinery and automobiles, together with all parts, accessories and attachments, and all additions, replacements, insurance and other proceeds of the foregoing. Future advances are also covered.

     IN ADDITION, all building, structures, and improvements of every nature whatsoever now or hereafter situated on the Premises (defined below) and all furniture, furnishings, fixtures) machinery, equipment, inventory, apparatus, fittings, goods and materials on site, and articles of persona! property of every kind and nature whatsoever now or hereafter owned by the Debtor and located in, on, or used or intended to be used in connection with or with the operation of the Premises, buildings, structures or other improvement, including all extensions, additions, improvements, betterments, renewals, accessions and/or replacements to any of the foregoing, and all of the right, title and interest of the Debtor in any such personal property or fixtures subject to a conditional sales contract, chattel mortgage or similar lien or payments now or hereafter made by the Debtor or on its behalf

     TOGETHER WITH all and singular the tenements, hereditaments, easements and appurtenances thereunto belonging, or in any wise appertaining, and the rents, issues, and profits thereof and also all the estate, right, title, interest and all claims and all demands whatsoever, as well in law as in equity, of said Debtor in and to the same, and every part and parcel thereof and also specifically but not by way of limitation all gas and electric fixtures, radiators, heaters, water pumps, air conditioning equipment, machinery, boilers, ranges, elevators and motors, bath tubs, sinks, water closets, water basins, pipes, faucets, and other plumbing and heating fixtures, mantels, refrigerating plants and ice boxes, window screens, all freezing, lighting, laundry, incinerating, and power equipment; engines' pumps; tank; conduits; switchboards; lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; furnaces; oil burners or units thereof; appliances, air-cooling and air-conditioning apparatus awnings, storm doors and windows, stoves, refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; furniture and furnishings in commercial, institutional and industrial buildings; together with all building materials and equipment to be installed therein, screen doors, venetian blinds, cornices, storm shutters and awnings, which are now or may hereafter pertain to or be used with, in or on said premises, even though they may be detached or detachable, are and shall be deemed to be fixtures and accessories to the freehold and a part of the real property.

     FURTHER TOGETHER WITH Debtor's interest as lessor in and to all rents, issues, income, profits and all customer lists, work in process, accounts receivable generated through the use by Debtor or others of the real or personal property encumbered by this Debtor, including any such rents, issues, income, profits and all accounts receivable of any business activity (whether as a result of rents owed to the business for services performed or goods sold) conducted by Debtor on or through the use of such property; and the proceeds of all of the foregoing.

     FURTHER TOGETHER WITH all of the Debtor's rights, titles and interest in and to: (i) all accounts, chattel paper, instruments, documents, general intangibles (including all "accounts," "chattel paper," "instruments," "documents" and "general intangibles" as defined in the Commercial Code) and other rights or obligations of any kind, evidencing any obligation to the Debtor for payment of inventory or other goods sold or leased or serviced rendered or otherwise arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, including, without limitation, all rights relating to any lease of inventory to which the Debtor is a party as lessee or lessor, including all moneys due from time to time in respect thereof (any and all of the accounts, chattel paper, instruments, documents, general intangibles, rights and obligations described above in this paragraph are herein referred to as the "Receivables"); and (ii) all rights now or hereafter existing in and to all account ledgers, account cards and records, software, printouts, information contained in computer media (such as databases, source and object codes and information therein), promissory notes, evidences of indebtedness, security agreements, mortgages, pledge agreements, leases and other contracts now or hereafter existing (whether written or oral), as amended or otherwise modified from time to time, recording securing, evidencing, or otherwise relating to any Receivables (any and all of the promissory notes? evidences of indebtedness, security agreements, mortgages, pledge agreements, leases and other contacts described in clause (ii) of this paragraph are herein referred to as the "Related Contacts"); and

     All products and proceeds (including proceeds of products and casualty insurance proceeds) of any and all of the foregoing Collateral described herein (cash and non-cash, tangible and intangibles) including, without limitation, accounts, general intangibles, chattel paper, inventory and equipment purchased or acquired with cash proceeds.

     All of the foregoing collateral described in this paragraph shall be subject to the security interests created hereby, and such collateral is herein referred to collectively as the "Collateral."

                                 EXHIBIT "A2"

                    DYNAMIC LIFE KOREA, LTD. / MR. Y.J. LEE
                     1F Dongnam B/D 997-11, Daechi 3 Dong,
                        KangNam-Gu, Seoul, South Korea

                             ADDITIONAL PROVISIONS

     1. Debtor agrees to keep said Collateral insured against loss or damage by fire, wind, theft and accident with an insurance company or companies satisfactory to Secured Party, in an amount not less than the unpaid balance due hereunder, such insurance to be payable to the Secured Party as its interests may appear. Debtor hereby assigns to Secured Party all sums not in excess of the unpaid balance hereunder and directs any insurance company to make payment directly to Secured Party to be applied to said unpaid balance and grants Secured Party an irrevocable Power of Attorney to endorse any draft and sign and file all of the necessary papers, forms and documents to initiate and settle any and all claims for loss or damage to the Collateral herein described.

     2. Debtor shall not lease or rent any item of Collateral without prior written consent of Secured Party. Without limiting the foregoing, if in fact the Debtor leases or rents any item of Collateral, Secured Party may on demand take possession of the original of said lease and shall be granted a security interest in it and in all rents paid or due to Debtor with respect to such Collateral and in the event of default by Debtor hereunder, Secured Party shall have the right in its own name to collect such rentals directly from the party owing same.

     3. If Debtor fails to make any payment or do any act as herein required, then Secured Party, at its option, may make such advancements or expenditures and do such acts as Secured Party may deem necessary to protect its security and Debtor hereby agrees to pay immediately all sums so expended by Secured Party together with interest from the date of expenditure at the same rate charged on the loan described on the front side of this Security Agreement.

     4. If Debtor shall default in the payment of any of the indebtedness, obligations or liabilities secured hereby, or shall default in the performance of any agreement herein contained, or if any breach be made of any obligation, promise, declaration or warranty of Debtor herein contained or secured hereby, or if a petition is filed by or against Debtor under any of the laws of the United States and South Korea relating to Bankruptcy, or Reorganizations, or Arrangements, or if there is an appointment of a trustee or receiver for the Debtor or for a substantial part of its property, or if there is an Assignment made for the benefit of creditors, or if Secured Party, in good faith deems itself insecure, Secured Party, at its option, without demand upon or notice to Debtor, may declare all indebtedness, obligations and liabilities secured hereby, to be immediately due and payable, and Secured Party shall have all the rights and remedies granted to a Secured Party under the Commercial Code, including, without limitation the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party and to enter upon the premises where the Collateral, or any part of it may be, and take possession thereof; Debtor hereby WAIVING NOTICE AND OPPORTUNITY FOR HEARING. Provided further, that the Secured Party's waiver of forbearance of any default or right granted by this Agreement, regardless of the extent or duration of such waiver or forbearance, shall not constitute a waiver of any subsequent default or of the Secured Party's right to require strict performance of this Agreement.

     5   In the event Secured Party takes possession of the Collateral, or any part thereof; and same is sold at a public or private sale, Secured Party shall deduct and retain from the proceeds of such sale or sales all costs, expenses, charges paid or incurred in the taking, removal, handling, repair or refurbishing thereof; and sale of said property, or otherwise incurred in connection therewith, including reasonable attorney's fees incurred or paid by Secured Party; the balance of the proceeds shall be applied by Secured Party upon the indebtedness, obligations and liabilities secured hereby, in such order and manner as Secured Party may determine. Any surplus shall be paid to Debtor or the persons lawfully entitled thereto and Debtor agrees to pay Secured Party any deficiency.

     6. If suit be brought, or any proceedings instituted on this agreement, there shall be due from Debtor to Secured Party, immediately upon the commencement thereof; a reasonable attorney's fee in said action or proceeding, which sum is hereby secured. In any such action, plaintiff shall be entitled to the appointment of a receiver, without notice, to take possession of the Collateral and to exercise such powers as the Court shall confer upon it. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     7. Any requirement of reasonable notice to Debtor shall be met if such notice to such Debtor is deposited in U.S. mail postage prepaid to the address of Debtor, as hereinabove set forth (or to such other address as Debtor may have requested in writing), at least seven (7) days before the time of the event set forth in such notice.

     8. Publicity for any public sale shall be deemed commercially reasonable if such sale is advertised once, not less than seven (7) days nor more than twenty (20) days, prior to the date of sale, in the classified advertising section of a daily or weekly newspaper circulated in the community where the sale is to be held, or as otherwise required by law.

     9. At the request of Secured Party, Debtor will execute such forms, documents and titles as are considered necessary by the Secured Party to properly give notice of this Security Agreement, record and perfect its interest, including without limitation such Commercial Code Financing Statements, Motor Vehicle Certificates of Title, Aircraft Bills of Sale, Conveyances and Applications, or Interstate Commerce Commission recordation documents, as the Secured Party in its sole discretion requires. Debtor hereby grants Secured Party a Power of Attorney and authorizes and empowers Secured Party to execute all said forms, documents and titles and make necessary corrections thereto to give proper notice of this Security Agreement and record and perfect its security interest in the Collateral. Provided however, that nothing contained herein shall be construed to impose upon the Secured Party a duty to protect the Debtor's interest by recording any document or title.

    10. Debtor shall in all instances comply with all applicable laws of the United States and/or South Korea respective to the use, licensing, operation, maintenance, and control of the Collateral; and shall further comply with all regulations issued pursuant to such laws, including without limitation the Regulations of the Federal Aviation Authority, Civil Aeronautics Board, and the Interstate Commerce Commission, where applicable.

     11. If more than one Debtor executes this Agreement, the word Debtor herein and all words used with reference to Debtor shall be deemed to be plural, and their obligations shall be joint and several.

     12. Each person who joins in executing this Agreement and any note or notes secured thereby, hereby agrees and expressly assents to the liability of their separate property for all their debts and obligations herein mentioned.

     13. During the term of this Agreement, Debtor agrees to provide Secured Party with a copy of Debtor's monthly and annual financial statements within a reasonable time after said statements are available, together with such other financial information as Secured Party may reasonable request.

     14. General Provisions: No amendment or modification of the terms of this Security Agreement shall be effective unless in writing and acknowledged by both parties hereto. Debtor warrants that the Collateral is used exclusively for business purposes. Should the serial numbers of the Collateral be incorrect or not available as of the execution hereof; Secured Party may insert them when available.

     15. Future Advance. The parties agree and acknowledge that the Secured Party, although under no obligation, may advance the Debtor additional funds from time to time. The future advances shall become secured pursuant to the terms and conditions as contained herein.

     16. Jury Trial. The Debtor hereby waives his right to a jury trial with respect to any matters hereunder.

                                 EXHIBIT "A3"

                                PROMISSORY NOTE


$1,000,000.00 U.S.                                      Date: November 16, 2001
                                                              -----------------

FOR VALUE RECEIVED, the undersigned, MR. Y.J. LEE and DYNAMIC LIFE KOREA, LTD. (the "Payor(s)"), promises to pay to the order of DYNAMIC HEALTH PRODUCTS, INC., ("Payee"), the principal sum of ONE MILLION DOLLARS USD ($1,000,000.00), together with interest thereon from the above date at the rate of eight and 1/2 percent (8.5%) per annum. Principal and interest shall be payable in the amount of TWENTY-SEVEN THOUSAND SEVEN HUNDRED AND SEVENTY-SEVEN AND 77/100'S U.S. Dollars ($27,777.77) per month plus interest for THIRTY SIX (36) consecutive monthly installments, commencing from the earlier of the time DLK starts making a profit or 12 months from the date of this note, with the balance of any unpaid principal and interest being paid in full in lawful money of the United States on or before December 31, 2004.

All payments made hereunder shall first be applied to any outstanding fees, costs, or expenses to which the holder of this Note may be entitled to hereunder, then to interest, and then to principal. Time is of the essence of this Note.

This Note is payable at 6925 112/th/ Circle North, Suite 101, Largo, Florida 33773 U.S.A. The holder of this Note may from time to time designate in writing to the undersigned such other place at which payment shall be due.

The undersigned agrees to pay all costs of collection of this Note, including reasonable attorneys' fees. Reasonable attorneys' fees are defined to include, but not be limited to, all fees and costs incurred in all matters of collection and enforcement, construction and interpretation before, during, and after suit, trial, proceedings, court-ordered mediation or arbitration, and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors' reorganization or similar proceedings.

The undersigned hereby expressly waives presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection.

This Note is governed and construed by the laws of the State of Florida, United States of America.


                                              By: /s/ Y.J. Lee
                                                  ------------------------------
                                                  Mr. Y.J Lee, Individual
                                                  Citizenship #: 661216-1789916
                                                                 ---------------
                                                  Personal Dojang:

                                                               &

                                              Dynamic Life Korea, Ltd.
                                              By: /s/ Y.J. Lee
                                                  ------------------------------
                                                  Mr. Y.J. Lee, General Director
                                                  Company Dojang: